EXHIBIT 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Nokia Stock Option Plan 2003 for Nokia Corporation of our report dated January 23, 2003 relating to the financial statements of Nokia Corporation, which appears in Nokia Corporation's Annual Report on Form 20-F for the year ended December 31, 2002.



Helsinki Finland
May 19, 2003



/s/ PricewaterhouseCoopers Oy
-----------------------------
PricewaterhouseCoopers Oy